Exhibit (e2)

                               SECOND AMENDMENT TO

                             DISTRIBUTION AGREEMENT

         THIS AMENDMENT, dated as of the 28th day of June, 2006, by and between Julius Baer Investment Funds, a Massachusetts Trust (the "Trust"), and Quasar Distributors, LLC ("Quasar"), as parties to the Distribution Agreement dated July 19, 2004 (the "Agreement")

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein;

         NOW THEREFORE, pursuant to section 10 of the Agreement, parties hereby amend the Agreement as follows:

         Effective as of July 24, 2006, Exhibit A of the Agreement shall be replaced in its entirety by the Amended Exhibit A ("Amended Exhibit A") attached herein.

                  The Agreement, as amended, shall remain in full force and effect.

                                                                    Exhibit (e2)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

JULIUS BAER INVESTMENT FUNDS                   QUASAR DISTRIBUTORS, LLC

By:  /s/ Tony Williams / Craig M. Giunta       By: /s/ James R. Schoenike
    ------------------------------------           ----------------------
         Tony Williams/Craig M. Giunta                James R. Schoenike
Title: President/CFO                           Title: President

                                     AMENDED
                                    EXHIBIT A
                                     TO THE
                             DISTRIBUTION AGREEMENT

                                   FUND NAMES

                            (Effective July 24, 2006)

                               SEPARATE SERIES OF
                          JULIUS BAER INVESTMENT FUNDS

                                 Name of Series
                      Julius Baer International Equity Fund
                    Julius Baer International Equity Fund II
                       Julius Baer Total Return Bond Fund
                     Julius Baer Global High Yield Bond Fund
                         Julius Baer U.S. Microcap Fund
                         Julius Baer U.S. Smallcap Fund
                          Julius Baer U.S. Midcap Fund
                         Julius Baer U.S. Multicap Fund